Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CENTURY EXPLORATION NEW ORLEANS, INC.

and

CENTURY EXPLORATION HOUSTON, INC.

as Borrowers

and

UNION BANK, N.A.

as Administrative Agent,

Sole Lead Arranger and Book Runner

and

CAPITAL ONE, NATIONAL ASSOCIATION

as Syndication Administrative Agent

and

REGIONS BANK

as Documentation Agent

and

CERTAIN FINANCIAL INSTITUTIONS

as Lenders

September 4, 2009

Schedules and Exhibits:

Schedule 1 -	Disclosure Schedule

Schedule 2 -	Security Schedule

Schedule 3 -	Insurance Schedule

Schedule 4 -	Lenders Schedule

Schedule 5 -	Existing Hedging Contracts

Exhibit A -	Promissory Note

Exhibit B -	Borrowing Notice

Exhibit C -	Continuation/Conversion Notice

Exhibit D -	Certificate Accompanying Financial Statements

Exhibit E -	Assignment and Acceptance

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is made as of September 4, 2009, by and among Century Exploration New Orleans Inc., a Delaware corporation, Century Exploration Houston, Inc., a Delaware corporation (each herein called a “Borrower” and collectively called “Borrowers”), Union Bank, N.A. (herein called “Administrative Agent”), Capital One, National Association, as Syndication Agent, and the Lenders referred below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

ARTICLE I - Definitions and References

Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

“Adjusted Base Rate” means, on any day, the Base Rate for such day plus the Base Rate Margin for such day, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

“Adjusted Eurodollar Rate” means, for any Eurodollar Loan for any day during any Interest Period therefor, the rate per annum equal to the sum of (a) the Eurodollar Margin for such day plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, provided that no Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes.

“Administrative Agent” means Union Bank, N.A., as Administrative Agent hereunder, and its successors in such capacity.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Third Amended and Restated Credit Agreement.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of Base Rate Loans and such Lender’s Eurodollar Lending Office in the case of Eurodollar Loans.

“Applicable Utilization Level” means, with respect to Loans, on any date the level set forth below that corresponds to the aggregate amount of outstanding Facility Usage, at the close of business on such day:

Applicable Utilization Level	Utilization Percent
Level I	less than or equal to 50%
Level II	greater than 50% but less than or equal to 75%
Level III	greater than 75% but less than or equal to 90%
Level IV	greater than 90%

As used herein, the term “Utilization Percent” means on any date, at the close of business on such day: (i) the aggregate amount of outstanding Facility Usage at such time divided by (ii) the Borrowing Base then in effect.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by Administrative Agent, in substantially the form of Exhibit E or any other form approved by Administrative Agent.

“Base Rate” means for any day, the higher of (a) the variable per annum rate of interest so designated from time to time by Administrative Agent as its “reference rate”, (b) the Federal Funds Rate plus one-half percent (0.50%) per annum, and (c) the Adjusted Eurodollar Rate (computed without inclusion of the Eurodollar Margin) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.00%), provided, that for the avoidance of doubt, the Eurodollar Rate used to determine the Adjusted Eurodollar Rate in this definition for any day shall be based on the the British Bankers Association LIBOR Rate, as published by Reuters (or other commercially available source providing quotations of British Bankers Association LIBOR Rate as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time on such day. The “reference rate” is a reference rate set by Administrative Agent and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the Base Rate due to a change in the “reference rate”, the Federal Funds Rate, or the Adjusted Eurodollar Rate shall take place immediately without notice or demand of any kind.

“Base Rate Loan” means a Loan that bears interest at the Adjusted Base Rate.

“Base Rate Margin” means, on any date, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

Applicable Utilization Level	Base Rate Margin
Level I	150
Level II	175
Level III	200
Level IV	225

“Borrowers” means CEH and CNO collectively, and “Borrower” means each of them individually.

“Borrowing” means a borrowing of new Loans of a single Type (and in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.1 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

“Borrowing Base” means, at the particular time in question either the amount provided for in Section 2.8 or the amount determined by Administrative Agent in accordance with the provisions of Section 2.9; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Credit Amount.

“Borrowing Base Deficiency” has the meaning given to such term in Section 2.7(b).

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas and Los Angeles, California. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Administrative Agent, significant transactions in dollars are carried out in the interbank Eurocurrency market.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which should, in accordance with GAAP, appear as a liability on the balance sheet of such Person.

“Cash Equivalents” means Investments in:

(a) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

(b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long-term certificates of deposit have at least the third highest credit rating given by either Rating Agency.

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

(e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

“CEH” means Century Exploration Houston, Inc., a Delaware corporation.

“Century Resources” means Century Exploration Resources, Inc., a Delaware corporation.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means the occurrence of any of the following events: (a) all Persons other than Howard Settle shall in the aggregate hold greater than 65% of the outstanding voting securities of RAAM, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holder thereof to vote with the holders of common stock in elections for directors for RAAM), (b) RAAM shall cease to own 100% of the outstanding securities of each of CEH, CNO, Century Resources, and Sita, (c) Century Resources shall cease to own 100% of the outstanding securities of Windstar, or (d) any Person other than Howard Settle shall be president of RAAM. Notwithstanding the foregoing, RAAM and Century may merge or dissolve Sita and Windstar, respectively, provided that concurrently with any such merger or dissolution any assets of Sita and Windstar, as applicable, that were included in the most recent determination of the Borrowing Base are conveyed or transferred (whether by merger or otherwise) to RAAM or Century Resources, as applicable.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 4.1 and Section 4.2 shall have been satisfied or waived.

“CNO” means Century Exploration New Orleans, Inc., a Delaware corporation.

“Collateral” means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

“Commitment Fee Rate” means, on any date, a rate per annum of 0.50%.

“Commitment Period” means the period from and including the date hereof until the Maturity Date (or, if earlier, the day on which the obligations of Lenders to make Loans hereunder have been terminated or the Notes first become due and payable in full).

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated EBITDA” means, for any Fiscal Quarter, the sum of (i) the Borrowers’ Consolidated earnings (or loss) for such Fiscal Quarter, after deduction of all expenses and other charges other than interest and income tax for such Fiscal Quarter plus (ii) amounts deducted in the computation of such Consolidated earnings (or loss) for depreciation, amortization and other non-cash items.

“Continuation” shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

“Continuation/Conversion Notice” means a written or telephonic request, or a written confirmation, made by Borrowers which meets the requirements of Section 2.3.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion” shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Default Rate” means, at the time in question, (a) with respect to any Base Rate Loan, the rate per annum equal to four percent (4.0%) above the Adjusted Base Rate then in effect for such Loan and (b) with respect to any Eurodollar Loan, the rate per annum equal to four percent (4%) above the Adjusted Eurodollar Rate then in effect for such Loan; provided in case that the Default Rate shall never exceed the Highest Lawful Rate.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder, (b) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or receivership.

“Determination Date” has the meaning given to such term in Section 2.9.

“Disclosure Schedule” means Schedule 1 hereto.

“Distribution” means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any such option or warrant).

“Dollars” means dollars in lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” below its name on the Lenders Schedule, or such other office as such Lender may from time to time specify to Borrowers and Administrative Agent; with respect to LC Issuer, the office, branch or agency through which it issues Letters of Credit; and, with respect to Administrative Agent, the office, branch, or agency through which it administers this Agreement.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrowers or any of Borrowers’ Affiliates or Subsidiaries.

“Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.

“Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity” means shares of capital stock or a partnership, profits, capital, member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Restricted Person, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” below its name on the Lenders Schedule (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrowers and Administrative Agent.

“Eurodollar Loan” means a Loan that bears interest at the Adjusted Eurodollar Rate.

“Eurodollar Margin” means, on any date, with respect to each Eurodollar portion of a Loan:

Applicable Utilization Level	Eurodollar Margin
Level I	250
Level II	275
Level III	300
Level IV	325

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Union Bank, N.A. and with a term equivalent to such Interest Period would be offered by Union Bank, N.A. and with a term equivalent to such Interest Period would be offered by Union Bank, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Event of Default” has the meaning given to such term in Section 8.1.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, LC Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrowers are located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 3.7(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.5(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.5(a).

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of January 6, 2006, among CNO, CEH, Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as Administrative Agent, and the financial institutions named as lenders therein, as such agreement has heretofore been amended, modified or supplemented.

“Existing Hedging Contract” means the Hedging Contracts set forth in Schedule 5 hereto.

“Facility Usage” means, at the time in question, the aggregate principal amount of outstanding Loans at such time and existing LC Obligations at such time.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Restricted Persons and their Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to any Restricted Person or with respect to any Restricted Person and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and Majority Lenders and Administrative Agent agree to such change insofar as it affects the accounting of such Restricted Person and its Consolidated Subsidiaries.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means each of RAAM, Sita, Century Resources, Windstar, and any other Person who has guaranteed some or all of the Obligations and who has been accepted by Administrative Agent as a Guarantor.

“Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

“Highest Lawful Rate” means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

“Impacted Lender” means (a) any Lender that is a Defaulting Lender, and (b) any Lender as to which (i) Agent or LC Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (ii) an entity that controls such Lender has been deemed insolvent or become subject to a bankruptcy or insolvency proceeding or has had a receiver, conservator, trustee or custodian appointed for it.

“Indebtedness” of any Person means Liabilities in any of the following categories:

(a) Liabilities for borrowed money,

(b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

(c) Liabilities evidenced by a bond, debenture, note or similar instrument,

(d) Liabilities which (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) are payable more than one year from the date of creation or incurrence thereof (other than reserves for taxes and reserves for contingent obligations),

(e) Liabilities arising under Hedging Contracts (on a net basis to the extent netting is provided for in the applicable Hedging Contract),

(f) Liabilities constituting principal under Capital Leases,

(g) Liabilities arising under conditional sales or other title retention agreements,

(h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

(i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale of or issuance of the same or similar securities or property,

(j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

(k) Liabilities with respect to banker’s acceptances,

(l) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

(m) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefore;

provided, however, that the “Indebtedness” of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date thereof.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Engineering Report” means the engineering reports concerning oil and gas properties of Restricted Persons, prepared by Netherland Sewell & Associates, Inc. and H.J. Gruy and Associates, Inc. as of July 1, 2009.

“Initial Financial Statements” means (a) the audited annual Consolidated financial statements of RAAM dated as of December 31, 2008, and (b)the unaudited quarterly Consolidated financial statements of RAAM dated as of March 31, 2009.

“Insurance Schedule” means Schedule 3 attached hereto.

“Interest Payment Date” means (a) with respect to each Base Rate Loan, the last Business Day of March, June, September and December, and (b) with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1 (a) or (b).

“Interest Period” means, with respect to each particular Eurodollar Loan, the period specified in the Borrowing Notice or Continuation/Conversion Notice to such Eurodollar Loan, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two or three months thereafter, as Borrowers may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day, on the next preceding Business Day).

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

“Investment” means any investment, made directly or indirectly, in any Person, whether by purchase, acquisition of Equity interests, indebtedness or other obligations or securities or by extension of credit, loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings and other Laws promulgated under such Law.

“LC Application” means any application for a Letter of Credit hereafter made by Borrowers to LC Issuer.

“LC Collateral” has the meaning given to such term in Section 2.15(a).

“LC Issuer” means Union Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity.

“LC Obligations” means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

“LC Sublimit” means $10,000,000.

“Lender Hedging Obligations” means all obligations arising from time to time under Hedging Contracts entered into from time to time between a Borrower and a counterparty that is a Lender or an Affiliate of a Lender; provided that (a) if such counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, Lender Hedging Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, and (b) for any of the forgoing to be included within “Lender Hedging Obligations” hereunder, the applicable counterparty must have provided Administrative Agent written notice of the existence thereof and such transaction must not otherwise be prohibited under this Agreement.

“Lender Parties” means Administrative Agent, LC Issuer, and all Lenders.

“Lenders” means each signatory hereto (other than Borrowers), including Union Bank, N.A., in its capacity as a Lender hereunder, rather than as Administrative Agent or LC Issuer, and the successors of each such party as Lender hereunder pursuant to Section 10.5.

“Lenders Schedule” means Schedule 4 hereto.

“Letter of Credit” means any letter of credit to be issued by LC Issuer hereunder at the application of Borrowers.

“Leverage Ratio” means, as of any date of determination, the ratio of (i) the aggregate amount of Borrowers’ Indebtedness outstanding on such date to (ii) the aggregate amount of Borrowers’ equity, as determined in accordance with GAAP.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Liquidity” means, as of any date of determination, the greater of (i) the amount of Borrowers’ Cash Equivalents as of such date that are not subject to a Lien other than a Lien in favor of Administrative Agent for the benefit of Lenders or (ii) the amount of availability as of such date under the Borrowing Base.

“Loan Documents” means this Agreement, the Notes, the Security Documents, Letters of Credit, LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrowers or their Affiliates, properties, business or prospects).

“Loans” and “Notes” have the meanings given in Section 2.1.

“Majority Lenders” means Lenders whose aggregate Percentage Shares equal or exceed sixty-seven percent (67%); provided that the Percentage Shares held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Change” means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, or as represented or warranted in any Loan Document, to (a) Borrowers’ Consolidated financial condition, (b) Borrowers’ Consolidated business, assets, operations, properties or prospects, considered as a whole, (c) any Borrower’s ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

“Matured LC Obligations” means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under the Letter of Credit and all other amounts due and owing to LC Issuer under the LC Application, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

“Maturity Date” means September 3, 2012.

“Maximum Credit Amount” means the amount of $200,000,000.

“Maximum Drawing Amount” means at the time in question, the maximum amount which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit which are then outstanding.

“Obligations” means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents. “Obligation” means any part of the Obligations.

“Oil and Gas Properties” means all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including, without limitation, mineral fee interests, lease interests, farmout interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all oil and gas gathering, treating, storage, processing and handling assets.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned to such term in clause (d) of Section 10.5.

“Percentage Share” means, with respect to any Lender (a) when used in Sections 2.1, or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth below such Lender’s name on the Lenders Schedule, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender’s Loans at the time in question, plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.12(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.12(c), by (ii) the sum of aggregate unpaid principal balance of all Loans at such time, plus the aggregate amount of LC Obligations outstanding at such time.

“Permitted Distributions” means Distributions by Borrowers that do not exceed $1,500,000 in the aggregate during any Fiscal Quarter, provided that at the time of such Distribution and after giving effect thereto, no Event of Default has occurred and is continuing.

“Permitted Lien” has the meaning given to such term in Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Present Value” of any Oil and Gas Property means the present value of the future net revenues attributed to such property in the most recent Engineering Report using a discount rate of ten percent (10%).

“Projected Oil and Gas Production” means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Restricted Persons that are located in or offshore of the United States and that have attributable to them proved oil or gas reserves, as such production is projected in the Engineering Report most recently delivered, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 6.2(c) and otherwise are satisfactory to Administrative Agent.

“Proved Reserves” means Proved Reserves” as defined in the Petroleum Resources Management System as in effect at the time in question (in this definition, the “PRMS”) prepared by the Oil and Gas Reserves Committee of the Society of Petroleum Engineers and reviewed and jointly sponsored by the World Petroleum Council, the American Association of Petroleum Geologists and the Society of Petroleum Evaluation Engineers (or any generally recognized successor organizations). “Proved Developed Producing Reserves” means Proved Reserves that are categorized as “Developed Producing Reserves” in the PRMS, “Proved Developed Nonproducing Reserves” means Proved Reserves that are categorized as “Developed Nonproducing Reserves” in the PRMS, and “Proved Undeveloped Reserves” means Proved Reserves that are categorized as “Undeveloped Reserves” in the PR.

“RAAM” means RAAM Global Energy Company, a Delaware corporation.

“Rating Agency” means either Standard & Poor’s Ratings Group (a division of McGraw Hill, Inc.) or Moody’s Investors Service, Inc., or their respective successors.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Requested Information” has the meaning given to such term in Section 2.9.

“Reserve Requirement” means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (m) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (n) any category of extensions of credit or other assets which include Eurodollar Loans.

“Restricted Person” means Borrowers, any Subsidiary of either Borrower now in existence or created in the future with the consent of Majority Lenders, RAAM, and each other Guarantor.

“Secured Obligations” means all Obligations and all Lender Hedging Obligations.

“Security Documents” means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the Lender Hedging Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 2 hereto.

“Sita” means Sita Energy LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person; provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be “Subsidiaries” of such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) or 4043(b)(4) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

“Type” means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

“Windstar” means Windstar Energy LLC, a Delaware corporation.

Section 1.2 Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

Section 1.3 Terms Generally; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer. References to “days” shall mean calendar days, unless the term “Business Day” is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

Section 1.4 Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first-day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Business Day, Eurodollar Rate, Adjusted Eurodollar Rate, Reserve Requirement, or Interest Period) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

Section 1.5 Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

ARTICLE II - Loans and Letters of Credit

Section 2.1 Loans. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrowers (herein called such Lender’s “Loans”) upon Borrowers’ request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Loans, the Facility Usage does not exceed the Borrowing Base then in effect. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $100,000 or must equal the remaining availability under the Borrowing Base. The joint and several obligation of Borrowers to repay to each Lender (i) the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, and (ii) any the amount of all Matured LC Obligations owed to such Lender, shall be evidenced by a single promissory note (herein called such Lender’s “Note”) made by Borrowers payable to the order of such Lender in the form of Exhibit A with appropriate insertions. It is expressly understood that Lenders’ commitment to make Loans is determined only by reference to the Borrowing Base from time to time in effect, and the aggregate face amount of the Notes and the amount specified in the Security Documents are specified at a greater amount only for the convenience of the parties to avoid the necessity of preparing and recording supplements to the Security Documents. The amount of principal owing on any Lender’s Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrowers may borrow, repay, and reborrow hereunder.

Section 2.2 Requests for Loans. Borrowers must give to Administrative Agent written or electronic notice (or telephonic notice promptly confirmed in writing) of the Loans to be advanced by Lenders. Each such notice constitutes a “Borrowing Notice” hereunder and must:

(a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

(b) be received by Administrative Agent not later than 10:00 a.m., Los Angeles, California, time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the “Borrowing Notice” attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrowers as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to the Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent’s office in Los

Angeles, California, the amount of such Lender’s Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loan have been neither met nor waived as provided herein, Administrative Agent shall promptly make the Loans available to Borrowers. Unless Administrative Agent shall have received prompt notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available to Administrative Agent on such date in accordance with this section and Administrative Agent may in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrowers severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrowers, the interest rate applicable to Base Rate Loans. If Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrowers the amount of such interest paid by Borrowers for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.

Section 2.3 Continuations and Conversions of Existing Loans.

(a) Borrowers may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrowers may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrowers may have no more than five Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrowers must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a “Continuation/Conversion Notice” hereunder and must:

(i) specify the existing Loans which are to be Continued or Converted;

(ii) specify (A) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (B) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

(iii) be received by Administrative Agent not later than 10:00 a.m., Los Angeles, California, time, on (A) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (B) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the “Continuation/Conversion Notice” attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrowers as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrowers. During the continuance of any Default, Borrowers may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrowers fail to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrowers or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

Section 2.4 Use of Proceeds. Borrowers shall use the Loans to refinance the outstanding Indebtedness of Borrowers under the Existing Agreement, to finance the acquisition of Oil and Gas Properties, to provide working capital for Borrowers’ operations and for other general business purposes. Borrowers shall use the Letters of Credit to support Hedging Contracts. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Each Borrower represents and warrants that such Borrower is not engaged principally, or as one of such Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

Section 2.5 Interest Rates and Fees; Payment Dates.

(a) Interest Rates. Subject to subsection (b) below, (i) each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day, and (ii) each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day.

(b) Default Rate. If an Event of Default shall have occurred and be continuing under Section 8.1(a), (b), (j)(i), (j)(ii), or (j)(iii), all outstanding Loans shall bear interest at the applicable Default Rate. In addition, if an Event of Default shall have occurred and be continuing (other than under Section 8.1(a), (b), (j)(i), (j)(ii), or (j)(iii)), Majority Lenders may, by notice to Borrower, elect to have the outstanding Loans bear interest at the applicable Default Rate, whereupon such Loans shall bear interest at the applicable Default Rate until the earlier of (i) the first date thereafter upon which there shall be no Event of Default continuing and (ii) the date upon which Majority Lenders shall have rescinded such notice.

(c) Commitment Fees. In consideration of each Lender’s commitment to make Loans, Borrowers will pay to Administrative Agent for the account of each Lender a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Lender’s Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the Facility Usage. Each commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period. Notwithstanding anything herein to the contrary, no such commitment fee shall continue to accrue and be payable or credited to any Lender while it is a Defaulting Lender.

(d) Facility Fees. In consideration of each Lender’s commitment to make Loans, Borrowers will pay to Administrative Agent for the account of each Lender a facility fee in the amount of $1,625,000.00 due and payable on the Closing Date.

(e) Payment Dates. On each Interest Payment Date relating to Base Rate Loans, Borrowers shall pay to the Lenders all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. On each Interest Payment Date relating to a Eurodollar Loan, Borrowers shall pay to Lenders all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date.

Section 2.6 Optional Prepayments. Borrowers may, (a) upon one Business Day’s notice to Administrative Agent with respect to any Base Rate Loan and (b) upon three Business Days’ notice to Administrative Agent with respect to any Eurodollar Loan, from time to time and without premium or penalty, prepay the Notes, in whole or in part, provided (i) that the aggregate amounts of all partial prepayments of principal on the Notes equals $100,000 or any higher integral multiple of $100,000, (ii) that Borrowers do not prepay any Eurodollar Loan other than at the end of an Interest Period, and (iii) so long as Borrowers do not make any prepayments which would reduce the unpaid principal balance of the Loans to less than $100,000 without first either (1) terminating this Agreement or (2) providing assurance satisfactory to Administrative Agent in its discretion that Lenders’ legal rights under the Loan Documents are in no way adversely affected by such reduction and (3) that if Borrowers prepay any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto, they shall pay to Lenders any amounts due under Section 3.4. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.7 Mandatory Prepayments.

(a) If at any time the Facility Usage exceeds the Maximum Credit Amount (whether due to a reduction in the Maximum Credit Amount in accordance with this Agreement, or otherwise), Borrowers shall immediately upon demand prepay the principal of the Loans (and after all Loans are repaid in full, provide LC Collateral in accordance with Section 2.15(a)) in an amount at least equal to such excess.

(b) If at any time the Facility Usage is less than the Maximum Credit Amount in excess of the Borrowing Base (such excess being herein called a “Borrowing Base Deficiency”), Borrowers shall, within five Business Days after Administrative Agent gives notice of such fact to Borrowers, either:

(i) give notice to Administrative Agent electing to prepay the principal of the Loans (and after all Loans are repaid in full, provide LC Collateral in accordance with Section 2.15(a)) in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.15(a)), such prepayment to be made in full on or before the tenth (10th) day after such notice by Administrative Agent to Borrowers of such Borrowing Base Deficiency; or

(ii) give notice to Administrative Agent that Borrowers are electing to prepay the principal of the Loans (and after all Loans are repaid in full, provide LC Collateral in accordance with section 2.15(a)), in up to six monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-sixth of such Borrowing Base Deficiency, and with the first such installment to be paid within thirty days after the giving of such notice by Administrative Agent to Borrowers of such Borrowing Base Deficiency and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated, provided, however, Borrowers shall have demonstrated to the satisfaction of Administrative Agent on or before the date of the first such payment that Borrowers have sufficient available monthly cash from their Projected Oil and Gas Production to make such payments, or

(iii) give notice to Administrative Agent that Borrowers desire to provide Administrative Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance reasonably satisfactory to Administrative Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Majority Lenders, to the extent needed to allow Majority Lenders to increase the Borrowing Base to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after date Administrative Agent specifies such collateral to Borrowers. If prior to any such specification by Administrative Agent Majority Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination from Administrative Agent, Borrowers will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection.

(c) Each prepayment of principal under this Section 2.7 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this Section 2.7 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.8 Initial Borrowing Base. During the period from the date hereof, to the first Determination Date occurring thereafter, the Borrowing Base shall be $130,000,000.00.

Section 2.9 Subsequent Determinations of Borrowing Base. By December 15, 2009, Borrowers shall furnish to each Lender all information, reports and data which Administrative Agent has then reasonably requested concerning Restricted Persons’ businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto) (all such information, reports and data collectively referred to herein as the “Requested Information”), together with the Engineering Report described in Section 6.2(d). By each March 31 and September 30, of each year, beginning March 31, 2010, Borrowers shall furnish to each Lender all Requested Information which Administrative Agent has then reasonably requested, together with the Engineering Report described in Section 6.2(c). Borrowers and Administrative Agent may each request one additional Borrowing Base redetermination during the period between each scheduled Borrowing Base determination; in connection therewith, Borrowers will furnish to each Lender all Requested Information which Administrative Agent has then requested. In addition, Administrative Agent may require an additional Borrowing Base redetermination in the event Borrowers ever propose selling or otherwise transferring Oil and Gas Properties to any Person other than a Restricted Person if such properties have an aggregate value in excess often percent (10%) of the Borrowing Base in effect at the time of such proposed sale or other transfer. In each case, approximately forty-five days after receiving the Requested Information, or as promptly thereafter as practicable, Majority Lenders (or all Lenders in the case of an increase in the Borrowing Base) shall agree upon an amount for the Borrowing Base and Administrative Agent shall by notice to Borrowers designate such amounts as the new Borrowing Base as applicable, available to Borrowers hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrowers do not furnish all Requested Information by the dates specified in this section, Administrative Agent may nonetheless designate the Borrowing Base at any amount which Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all Requested Information, whereupon Lenders shall designate a new Borrowing Base included in the Collateral of Restricted Persons as described above. Majority Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the Present Value of the various oil and gas properties at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrowers and their Affiliates) as they in their discretion deem significant. If Majority Lenders (or all Lenders in the case of an increase in the Borrowing Base) have not approved the Borrowing Base within the fifteen day period after their receipt of such proposed Borrowing Base, Administrative

Agent shall poll Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute Majority Lenders (or all Lenders in the case of an increase in the Borrowing Base) and such amount shall then become the Borrowing Base. Administrative Agent shall by notice to Borrowers designate such amount as the new Borrowing Base available to Borrowers hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. It is expressly understood that Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Credit Amount or otherwise, that Lenders’ commitments to make Loans hereunder is determined by reference to the Borrowing Base. The Borrowing Base shall be used for calculating commitment fees under Section 2.5(c) and, to the extent permitted by Law and regulatory authorities, the Borrowing Base shall be used for the purposes of capital adequacy determination and reimbursements under Section 3.2.

Section 2.10 Borrowers’ Reduction of Borrowing Base. Until the termination of the Commitment Period, Borrowers may, during the fifteen-day period beginning on each Determination Date (each such period being called in this section an “Option Period”), reduce the Borrowing Base from the amount designated by Administrative Agent to any lesser amount. To exercise such option, Borrowers must within an Option Period send notice to Administrative Agent of the amount of the Borrowing Base chosen by Borrowers. If Borrowers do not affirmatively exercise this option during an Option Period, the Borrowing Base shall be the amount designated by Administrative Agent. Any choice by Borrowers of a Borrowing Base shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

Section 2.11 Letters of Credit. Subject to the terms and conditions hereof, Borrowers may during the Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

(a) the aggregate amount of LC Obligations at such time does not exceed LC Sublimit;

(b) the expiration date of such Letter of Credit is at least thirty (30) days prior to the end of the Commitment Period;

(c) the expiration date of such Letter of Credit is not more than one year from the date of its issuance;

(d) such Letter of Credit is used to support Hedging Contracts entered into for the purpose of mitigating commodity price risk with respect to the Collateral;

(e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of any Restricted Person;

(f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

(g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion;

(h) no Lender is an Impacted Lender hereunder, unless the LC Issuer has entered into such agreements satisfactory to LC Issuer with Borrowers or such Impacted Lenders to eliminate LC Issuer’s right with respect to such Lender; and

(i) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through (i) have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.

Section 2.12 Reimbursement and Participations.

(a) Reimbursement by Borrowers. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrowers. Borrowers severally and jointly promise to pay to LC Issuer, or to LC Issuer’s order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Default Rate applicable to Base Rate Loans.

(b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrowers may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Facility A Loans to Borrowers in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer’s payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation.

(c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and — to induce LC Issuer to issue each Letter of Credit hereunder — each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender’s own account and risk, an undivided interest equal to such Lender’s Percentage Share of LC Issuer’s obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrowers in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer’s address for notices hereunder, such Lender’s Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrowers). Each Lender’s obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate applicable to Base Rate Loans.

(d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender’s Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrowers or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer’s demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

(e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrowers or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

Section 2.13 Letter of Credit Fees. In consideration of LC Issuer’s issuance of any Letter of Credit, Borrowers severally and jointly agree to pay to Administrative Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate equal to the applicable Eurodollar Margin. Each such fee will be calculated based on the face amount of all Letters of Credit outstanding on each day at the above applicable rate and will be payable quarterly in arrears. In addition, Borrowers will pay to LC Issuer the LC Issuer’s customary fees for administrative issuance, amendment and drawing of each Letter of Credit.

Section 2.14 No Duty to Inquire.

(a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Each Borrower releases LC Issuer and each Lender from, and agrees to hold LC Issuer and each Lender harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN

ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LC ISSUER OR ANY LENDER, provided only that neither LC Issuer nor any Lender shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

(b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to any Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer’s correspondents, or any Lender in accordance with such extension, increase or other modification.

(c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and each Borrower releases LC Issuer and each Lender from, and agrees to hold LC Issuer and each Lender harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LC ISSUER AND ANY LENDER, provided only that neither LC Issuer nor any Lender shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

Section 2.15 LC Collateral.

(a) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letter of Credit have occurred, and Borrowers shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called “LC Collateral”) and the other Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable. This subsection shall not, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender or LC Issuer may have to otherwise apply any payments by Borrowers and any LC Collateral under Section 3.1.

(b) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such Investments as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrowers’ reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Each Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and each Borrower agrees that such LC Collateral, Investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Each Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

(c) Payment of LC Collateral. When Borrowers are required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrowers or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrowers or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

ARTICLE III - Payments to Lenders

Section 3.1 General Procedures. Borrowers will make each payment which they owe under the Loan Documents to Administrative Agent for the account of the Lender Party to whom such payment is owed in lawful money of the United States of America, without set-off, deduction, or counterclaim, and in immediately available funds. Each such payment must be received by Administrative Agent not later than 11:00 a.m., Los Angeles, California, time, on the date such payment becomes due and payable. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place set forth for Administrative Agent on the Lenders Schedule. When Administrative Agent collects or receives money on account of the Obligations, Administrative Agent shall promptly distribute all money so collected or received, and each Lender shall apply all such money so distributed as follows (except as otherwise provided in Section 8.3):

(a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

(b) then for the prepayment of amounts owing under the Loan Documents (other than principal of the Loans) if so specified by Borrowers;

(c) then for the prepayment of principal of the Loans, together with accrued and unpaid interest on the principal so prepaid; and

(d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section 2.6. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Administrative Agent pro rata to each Lender then owed Obligations described in such subsection in proportion to all amounts owed to all Lenders which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.12 or payment to Administrative Agent under Section 10.4, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

Section 3.2 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any Reserve Requirement reflected in the Adjusted Eurodollar Rate or LC Issuer);

(ii) subject any Lender or LC Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or LC Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.5 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or LC Issuer); or

(iii) impose on any Lender or LC Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or

Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or LC Issuer, Borrowers will pay to such Lender or LC Issuer, such additional amount or amounts as will compensate such Lender or LC Issuer, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lenders or LC Issuer or any lending office of such Lender or such Lender’s or LC Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender to make Loans or the Loans or participations in Letters of Credit held by, made by such Lender, or the Letters of Credit issued by LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or LC Issuer such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or LC Issuer setting forth the amount or amounts necessary to compensate such Lender or LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to Borrowers shall be conclusive absent manifest error. Borrowers shall pay such Lender or LC Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or LC Issuer’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Lender or LC Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or LC Issuer notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.3 Illegality. If any change after the date hereof in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful for any Lender Party to fund or maintain Eurodollar Loans, then, upon notice by such Lender Party to Borrowers and Administrative Agent, (a) Borrowers’ right to elect Eurodollar Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, (b) all Eurodollar Loans of such Lender Party which are then the subject of any Borrowing Notice and which cannot be lawfully funded shall be funded as Base Rate Loans of such Lender Party, and (c) all Eurodollar Loans of such Lender Party shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by Law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender Party such amounts, if any, as may be required pursuant to Section 3.4.

Section 3.4 Funding Losses. In addition to its other obligations hereunder, Borrowers will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice requesting the continuation of outstanding Eurodollar Loans as, or the conversion of outstanding Base Rate Loans to, Eurodollar Loans, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice requesting the continuation of outstanding Eurodollar Loans as, or the conversion of outstanding Base Rate Loans to, Eurodollar Loans to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, or (e) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 3.7(b). Such indemnification shall be on an after-tax basis.

Section 3.5 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent, Lender, or LC Issuer as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrowers. Without limiting the provisions of paragraph (a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrowers. Borrowers shall indemnify the Administrative Agent, each Lender, and LC Issuer within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent, such Lender, or LC Issuer as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or LC Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrowers to a Governmental Authority, Borrowers shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrowers are resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Borrowers (with a copy to Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrowers or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrowers or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrowers or Administrative Agent as will enable Borrowers or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that Borrowers are resident for tax purposes in the United States of America, any Foreign Lender shall deliver to Borrowers and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If Administrative Agent, a Lender or LC Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent, such Lender or LC Issuer as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers, upon the request of Administrative Agent, such Lender or LC Issuer, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or LC Issuer in the event Administrative Agent or such Lender or LC Issuer is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Administrative Agent, any Lender or LC Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

Section 3.6 Alternative Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing of Eurodollar Loans:

(a) Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period (any such determination shall be conclusive absent manifest error); or

(b) Administrative Agent is advised by Majority Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then Administrative Agent shall give notice thereof to Borrowers and Lenders by telephone or telecopy as promptly as practicable thereafter and, until Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation/Conversion Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of Eurodollar Loans shall be ineffective and shall be deemed a request to continue such Borrowing as a Borrowing of Base Rate Loans and (ii) if any Borrowing Notice requests a Borrowing of Eurodollar Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans.

Section 3.7 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.2, or requires Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or 3.5, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.2, or if Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or if any Lender is an Impacted Lender, then Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) Borrowers shall have paid to Administrative Agent the assignment fee specified in Section 10.5;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Matured LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 3.8 Payments by Borrowers; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrowers prior to the date on which any payment is due to Administrative Agent for the account of Lenders or LC Issuer hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or LC Issuer the amount due. In such event, if Borrowers have not in fact made such payment, then each of the Lenders or LC Issuer severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or LC Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

ARTICLE IV - Conditions Precedent to Lending

Section 4.1 Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has not obligation to issue the first Letter of Credit unless Administrative Agent shall have received all of the following, at Administrative Agent’s office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent:

(a) This Agreement and any other documents that Lenders are to execute in connection herewith.

(b) Each Note.

(c) Each Security Document listed in the Security Schedule.

(d) Certain certificates of each Borrower including:

(i) An “Omnibus Certificate” of the Secretary and the Treasurer of such Borrower, which shall contain the names and signatures of the officers of such Borrower authorized to execute Loan Documents on behalf of such Borrower and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of such Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of such Borrower and all amendments thereto, certified by the appropriate official of such Borrower’s state of organization, and (3) a copy of the bylaws of such Borrower; and

(ii) A “Compliance Certificate” of the Treasurer of Borrowers, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2.

(e) A certificate (or certificates) of the due formation, valid existence and good standing of each Borrower and each Restricted Person in their respective states of organization, issued by the appropriate authorities of such jurisdiction, and certificates of each Borrower’s good standing and due qualification to do business, issued by appropriate officials in any states in which such Borrower owns property subject to Security Documents.

(f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each other Restricted Person.

(g) A favorable opinion of counsel for Restricted Persons.

(h) The Initial Engineering Report.

(i) The Initial Financial Statement.

(j) Administrative Agent shall have received title reports and title opinions in form, substance and authorship satisfactory to Administrative Agent with respect to the Restricted Persons’ oil and gas reserves representing at least eighty percent (80%) of the aggregate Present Value of the Restricted Persons’ Proved Developed Producing Reserves.

(k) Certificates or binders evidencing Restricted Persons’ insurance in effect on the date hereof.

(l) Borrowers shall, on terms and with a counterparty satisfactory to Administrative Agent, have entered into Hedging Contracts with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons.

(m) Payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

Section 4.2 Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including the first) unless the following conditions precedent have been satisfied:

(a) All representations and warranties made by any Restricted Person in any Loan Document shall be true in all respects on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit, except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders and Administrative Agent.

(b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

(c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material

Adverse Change to, Borrowers’ or RAAM’s financial condition or businesses since the date of the Initial Financial Statements.

(d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

(e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

(f) Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons, and Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative Agent in form, substance and date.

ARTICLE V - Representations and Warranties

To confirm each Lender’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, each Borrower jointly and severally represents and warrants to each Lender that:

Section 5.1 No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

Section 5.2 Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Except as disclosed on the Disclosure Schedule, each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 5.3 Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrowers are duly authorized to borrow funds hereunder.

Section 5.4 No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person, or (3) any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

Section 5.5 Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person to the extent it is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

Section 5.6 Initial Financial Statements. Restricted Persons have heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present RAAM’s financial position at the respective dates thereof and the Consolidated results of RAAM’s operations and RAAM’s Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements, except as set forth in the Disclosure Schedule, no Material Adverse Change has occurred. All Initial Financial Statements were prepared in accordance with GAAP.

Section 5.7 Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrowers or material with respect to RAAM’s Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or otherwise permitted under Section 7.1. Except as shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

Section 5.8 Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted

Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrowers do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrowers have heretofore delivered to each Lender true, correct and complete copies of the Initial Engineering Report.

Section 5.9 Litigation. Except as disclosed in the Initial Financial Statements or in Section 5.9 of the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person or affecting any Collateral (including any which challenge or otherwise pertain to any Restricted Person’s title to any Collateral) before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person’s stockholders, partners, members, directors or officers or affecting any Collateral or any of its material assets or property which could cause a Material Adverse Change.

Section 5.10 Labor Disputes and Acts of God. Except as disclosed in Section 5.10 of the Disclosure Schedule, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

Section 5.11 ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in Section 5.11 of the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in Section 5.11 of the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA. Except as set forth in Section 5.11 of the Disclosure Schedule: (i) no “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $500,000.

Section 5.12 Environmental and Other Laws. Except as disclosed in Section 5.12 of the Disclosure Schedule, to the best knowledge of Borrowers, their officers, directors and employees: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance in all material respects with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrowers, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials. Each Restricted Person undertook, at the time of its acquisition of each of its material properties, all appropriate inquiry into the previous ownership and uses of the Property and any potential environmental liabilities associated therewith.

Section 5.13 Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in Section 5.13 of the Disclosure Schedule. Except as otherwise indicated in Section 5.13 of the Disclosure Schedule, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrowers set out on the signature pages hereto. Except as indicated in Section 5.13 of the Disclosure Schedule or otherwise disclosed in writing to Administrative Agent, no Restricted Person has any other office or place of business.

Section 5.14 Borrower’s Subsidiaries. Neither Borrower has any Subsidiary or owns any stock in any other corporation or association. Neither Borrowers nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule.

Section 5.15 Government Regulation. Neither Borrowers nor any other Restricted Person owing Obligations is (a) a “registered holding company”, or a “subsidiary company” of a “registered holding company”, or an “affiliate” of a “registered holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (c) subject to regulation under the Federal Power Act, as amended, or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 5.16 Insider. No Restricted Person, nor any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

Section 5.17 Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrowers and each Guarantor and the consummation of the transactions contemplated hereby, Borrowers and each Guarantor will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), and the sum of each Borrower’s and each Guarantor’s absolute and contingent liabilities, including the Obligations or guarantees thereof, shall not exceed the fair market value of such Restricted Person’s assets, and (ii) each Borrower’s and each Guarantor’s capital should be adequate for the businesses in which such Restricted Person is engaged and intends to be engaged. Neither Borrowers nor any Restricted Person has incurred (whether under the Loan Documents or otherwise), nor does any Restricted Person intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

Section 5.18 Title to Properties; Licenses. Except as disclosed on the Disclosure Schedule, each Restricted Person has good and defensible title to, or valid leasehold interests in all of the Collateral owned or leased by such Restricted Person and all of its material properties and assets necessary or used in the ordinary conduct of its business, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person’s business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Other than Liens permitted under Section 7.2, each Restricted Person will respectively own in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Engineering Reports. The ownership of such Properties shall not in the aggregate in any material respect obligate such Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Reports. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Engineering Report furnished to Lender pursuant to Section 6.2, the statements made in the preceding sentences of this Section 5.18 shall be true with respect to such Engineering Reports. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

Section 5.19 Tax Shelter Regulations. Borrowers do not intend to treat the Loans and/or the Letter of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrowers determine to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. If Borrowers so notify Administrative Agent, Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or the Letters of Credit as part of a transaction that is subject to

Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

Section 5.20 Regulation U. None of the Borrower and its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for a purpose which violates Regulation U.

Section 5.21 Lease and Contracts; Performance of Obligations. The leases, contracts, servitudes and other agreements forming a part of the Oil and Gas Properties of the Restricted Persons covered by the Initial Engineering Report and each subsequent Engineering Report are in full force and effect. All rents, royalties and other payments due and payable under such leases, contracts, servitudes and other agreements, or under any Permitted Liens, or otherwise attendant to the ownership or operation of any Oil and Gas Properties, have been properly and timely paid. No Restricted Person is in default with respect to its obligations (and no Restricted Person is aware of any default by any third party with respect to such third party’s obligations) under any such leases, contracts, servitudes and other agreements, or under any Permitted Liens, or otherwise attendant to the ownership or operation of any part of the Oil and Gas Properties, where such default could adversely affect the ownership or operation of any Oil and Gas Properties. No Restricted Person is currently accounting for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to such Restricted Person than proceeds received by such Restricted Person (calculated at the well) from sale of production, and no Restricted Person has any liability (or alleged liability) to account for the same on any such less favorable basis.

Section 5.22 Sale of Production. Except as set forth in the Disclosure Schedule, no Oil and Gas Property is subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to a Restricted Person other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money. Except for production sales contracts, processing agreements, transportation agreements and other agreements relating to the marketing of production that are listed on the Disclosure Schedule in connection with the Oil and Gas Properties to which such contract or agreement relates: (i) no Oil and Gas Property is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 180 days’ (or less) notice and (ii) all contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made on the best terms available with third parties not affiliated with Restricted Persons. Each Restricted Person is presently receiving a price for all production from (or attributable to) each Oil and Gas Property covered by a production sales contract or marketing contract listed on the Disclosure Schedule that is computed in accordance with the terms of such contract, and no Restricted Person is having deliveries of production from such Oil and Gas Property curtailed substantially below such property’s delivery capacity. Except as set forth in the Disclosure Schedule, no Restricted Person, nor any Restricted Person’s predecessors in title, has received prepayments (including payments for gas not taken pursuant to “take or pay” or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from any Oil and Gas Properties after the date hereof. Except as set forth in the Disclosure Schedule, no Oil and Gas Property is subject to any “take or pay” or other similar arrangement (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from any Oil and Gas Property may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties. Except as set forth in the Disclosure Schedule, there is no Oil and Gas Property with respect to which any Restricted Person, or any Restricted Person’s predecessors in title, has, prior to the date hereof, taken more (“overproduced”), or less (“underproduced”), gas from the lands covered thereby (or pooled or unitized therewith) than its ownership interest in such Oil and Gas Property would entitle it to take; and the Disclosure Schedule accurately reflects, for each well or unit with respect to which such an imbalance is shown thereon to exist, (i) whether such Restricted Person is overproduced or underproduced and (ii) the volumes (in cubic feet or British thermal units) of such overproduction or underproduction and the effective date of such information. Except as set forth in the Disclosure Schedule, no Oil and Gas Property is subject to a gas balancing arrangement under which one or more third parties may take a portion of the production attributable to such Oil and Gas Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties. No Oil and Gas Property is subject at the present time to any regulatory refund obligation and, to the best of Restricted Person’s knowledge, no facts exist which might cause the same to be imposed.

Section 5.23 Operation of Oil and Gas Properties. The Oil and Gas Properties (and all properties unitized therewith) are being (and, to the extent the same could adversely affect the ownership or operation of the Oil and Gas Properties after the date hereof, have in the past been) maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable Laws and in conformity with all oil, gas or other mineral leases and other contracts and agreements forming a part of the Oil and Gas Property and in conformity with the Permitted Liens. No Oil and Gas Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and none of the wells located on the Oil and Gas Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are bottomed under and producing from, with the well bores wholly within, the Oil and Gas Properties (or, in the case of wells located on properties unitized therewith, such unitized properties). There are no dry holes, or otherwise inactive wells, located on the Oil and Gas Properties or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned. Each Restricted Person has all governmental licenses and permits necessary or appropriate to own and operate its Oil and Gas Property, and no Restricted Person has received notice of any violations in respect of any such licenses or permits.

Section 5.24 Ad Valorem and Severance Taxes; Litigation. Each Restricted Person has paid and discharged all ad valorem taxes assessed against its Oil and Gas Property or any part thereof and all production, severance and other Taxes assessed against, or measured by, the production or the value, or proceeds, of the production therefrom. There are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to any Restricted Person’s knowledge, threatened) which might affect the Oil and Gas Property, including any which challenge or otherwise pertain to any Restricted Person’s title to any Oil and Gas Property or rights to produce and sell oil and gas therefrom.

ARTICLE VI - Affirmative Covenants of Borrowers

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrowers, and to induce each Lender to enter into this Agreement and extend credit hereunder, each Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

Section 6.1 Payment and Performance. Borrowers will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrowers will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

Section 6.2 Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrowers will maintain and will cause their Subsidiaries to a standard system of accounting, will maintain their Fiscal Year, and will furnish the following statements and reports to each Lender at Borrowers’ expense:

(a) As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of RAAM together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by a “Big Four” public accounting firm or another independent certified public accounting firm selected by RAAM and acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, and, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

(b) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of RAAM’s earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition, RAAM will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D stating that the chief financial officer has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.3, 7.4, 7.13, 7.14 and 7.15 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

(c) By March 31 and September 30 of each year, beginning March 31, 2010, an engineering report prepared by Netherland Sewell & Associates, Inc. and H.J. Gruy and Associates, Inc. as of January 1 and July 1, respectively, or other independent petroleum engineers chosen by Borrowers and acceptable to Administrative Agent, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to the proved oil or gas reserves. This report shall be satisfactory to Administrative Agent, shall take into account any “overproduced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrowers which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral. Concurrent with the delivery of each report delivered pursuant to this subsection, Borrowers will furnish a cash flow budget of Borrowers for the twelve month period following the date of such report which will project monthly production volumes, revenues, expenses, taxes and budgeted capital expenditures.

(d) By December 15, 2009, an engineering report prepared by Netherland Sewell & Associates, Inc. and H.J. Gruy and Associates, Inc. as of December 1 or other independent petroleum engineers chosen by Borrowers and acceptable to Administrative Agent, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to the proved oil or gas reserves. This report shall be satisfactory to Administrative Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrowers which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

(e) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, a report, certified by an officer of Borrowers, describing by lease or unit the gross volume of production and sales attributable to production during such Fiscal Quarter from the properties described in subsection (c) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such Fiscal Quarter.

(f) Within fifteen (15) days after any material changes in insurance coverage by the Restricted Persons, report describing such changes, and, within thirty (30) days after the end of each Fiscal Year, a report describing the insurance coverage of the Restricted Persons and certifying compliance with Section 6.8. In addition, the Restricted Persons will, together with each report describing any material changes in insurance coverage by the Restricted Persons, provide a new insurance certificate, naming Administrative Agent as an additional insured or loss payee, as appropriate.

Section 6.3 Other Information and Inspections. Each Restricted Person will furnish to each Lender any information which Administrative Agent may from time to time reasonably request in writing concerning any provision of the Loan Documents, any Collateral or any matter in connection with Restricted Persons’ businesses, properties, prospects, financial condition and operations, including all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto. Each Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

Section 6.4 Notice of Material Events and Change of Address. Borrowers will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any Material Adverse Change,

(b) the occurrence of any Default,

(c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

(d) the occurrence of any Termination Event,

(e) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person’s properties, and

(f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing, Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrowers will also notify Administrative Agent and Administrative Agent’s counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or its location under the Uniform Commercial Code.

Section 6.5 Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep, or will cause to be maintained, preserved, protected and kept, all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) in accordance with prudent industry standards, and in compliance with all applicable Laws, in conformity with all applicable contracts, servitudes, leases and agreements, and will from time to time make, or cause to be made, all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

Section 6.6 Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

Section 6.7 Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days past the original invoice billing date therefor all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefor which are required by GAAP.

Section 6.8 Insurance.

(a) Each Restricted Person shall at all times maintain (at its own expense) insurance for its property in accordance with the Insurance Schedule and insurance with respect to all Collateral will at all times maintain, with financially sound and reputable insurance companies, insurance in at least such amounts, with at least such limitations on deductibles, and against such risks, in such form and which such financially sound and reputable insurers as shall be satisfactory to Administrative Agent from time to time. Upon demand by Administrative Agent any at lease such casualties, liabilities and other risks as are usually insured against in the same general area by prudent companies of similar size engaged in the same or a similar business and will furnish to each Lender, upon written request, full information as to the insurance carried. All insurance policies covering Collateral shall be endorsed (b) to provide for payment of losses to Administrative Agent as its interests may appear, (c) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without ten (10) days prior notice to Administrative Agent, (d) to provide for any other matters specified in any applicable Security Document or which Administrative Agent may reasonably require; and (e) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with Insurance Schedule.

(b) Each policy for liability insurance shall provide for all losses to be paid on behalf of Administrative Agent (for the benefit of Lenders) and Restricted Persons as their respective interests may appear, and each policy insuring loss or damage to Collateral shall provide for all losses to be paid directly to Administrative Agent. Each such policy shall in addition (A) name the appropriate Restricted Person and Administrative Agent and Lenders as insured parties thereunder (without any representation or warranty by or obligation upon Administrative Agent or Lenders) as their interests may appear, (B) contain the agreement by the insurer that any loss thereunder shall be payable to Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by any Restricted Person, (C) provide that there shall be no recourse against Administrative Agent or Lenders for payment of premiums or other amounts with respect thereto and (D) provide that at least thirty (30) days’ prior written notice of cancellation or of lapse shall be given to Administrative Agent by the insurer. Each Restricted Person will, if so requested by Administrative Agent, deliver to Administrative Agent original or duplicate policies of such insurance and, as often as Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Restricted Person will also, at the request of Administrative Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. Administrative Agent is hereby authorized to enforce payment under all such insurance policies and to compromise and settle any claims thereunder, in its own name or in the name of the Restricted Persons.

(c) Reimbursement under any liability insurance maintained by Restricted Persons pursuant to this Section 6.8 may be paid directly to the Person who has incurred the liability covered by such insurance. With respect to any loss involving damage to Collateral as to which subsection (d) of this Section 6.8 is not applicable, each Restricted Person will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each Restricted Person pursuant to this Section 6.8 shall be paid to such Restricted Person by Administrative Agent as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired.

Section 6.9 Performance on Borrowers’ Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, Administrative Agent may pay the same. Borrowers shall reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable within five days of Administrative Agent’s notice thereof to Borrowers.

Section 6.10 Interest. Borrowers hereby jointly and severally promise to each Lender to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender but excluding principal of, and interest on, any Loan, and any Material LC Obligation, interest on which is covered by Section 2.5 and 2.12(a)) which Borrowers have in this Agreement promised to pay to such Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

Section 6.11 Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto. Each Restricted Person will cause all licenses and permits necessary or appropriate for the conduct of its business and the ownership and operation of its property used and useful in the conduct of its business to be at all times maintained in good standing and in full force and effect.

Section 6.12 Environmental Matters; Environmental Reviews.

(a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. No Restricted Person will do anything or permit anything to be done which will subject any of its properties to any remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances. Upon Administrative Agent’s reasonable request, at any time and from time to time, Borrowers will provide at their own expense an environmental inspection of any of the Restricted Persons’ material real properties and audit of their environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by Administrative Agent.

(b) Borrowers will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which they have has notice, pending or threatened against any Restricted Person, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with any Restricted Person’s ownership or use of its properties or the operation of its business.

(c) Borrowers will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

Section 6.13 Evidence of Compliance. Each Restricted Person will furnish to each Lender at such Restricted Person’s or Borrowers’ expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 6.14 Agreement to Deliver Security Documents. Borrowers agree to deliver and to cause each Restricted Person to deliver, to further secure the Secured Obligations whenever requested by Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests, subject to Permitted Liens, in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Administrative Agent. Borrowers also agree to deliver, whenever requested by Majority Lenders in their sole and absolute discretion, title opinions from legal counsel acceptable to Majority Lenders with respect to any Restricted Person’s properties and interests designated by Majority Lenders, based upon abstract or record examinations to dates acceptable to Majority Lenders and stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, confirming that such properties and interests are subject to Security Documents securing the Secured Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and covering such other matters as Majority Lenders may reasonably request.

Section 6.15 Liens on Mortgaged Properties Acquired or Completed in the Future. Within thirty (30) days following each Determination Date, Borrowers will execute and deliver documentation in form and substance reasonably satisfactory to Administrative Agent, granting to Administrative Agent first perfected Liens on and in the oil, gas and mineral lease(s) covering each well (i) acquired or completed since the prior Determination Date which is capable of production of oil, gas or other hydrocarbons in paying quantities, insofar as such lease(s) cover the proration unit assigned to such well, and (ii) to which Administrative Agent has given Borrowing Base credit that is acceptable to Borrowers. Prior to the granting of such Liens, Borrowers will furnish to Administrative Agent title opinions in form, substance and authorship satisfactory to Administrative Agent concerning such properties as may be requested by Administrative Agent and will furnish all other documents and information relating to such properties as Administrative Agent may reasonably request.

Section 6.16 Perfection and Protection of Security Interests and Liens. Borrowers will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Administrative Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Secured Obligations.

Section 6.17 Bank Accounts: Offset. To secure the repayment of the Secured Obligations, each Borrower hereby grants to each Lender, LC Issuer, and each of their respective Affiliates a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender, LC Issuer, and each of their respective Affiliates at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Borrower now or hereafter held or received by or in transit to any Lender, LC Issuer, or any of their respective Affiliates from or for the account of such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Borrower with any Lender, LC Issuer or any of their respective Affiliates, and (c) any other credits and claims of such Borrower at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Event of Default, each Lender, LC Issuer and each of their respective Affiliates, is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrowers), any and all items hereinabove referred to.

Section 6.18 Mortgaged Property Covenants. As used in this section, the terms “Mortgaged Property”, “Permitted Encumbrances”, “Production” and “Property” mean, respectively, all “Mortgaged Property”, “Permitted Encumbrances”, “Production” and “Property” as defined in any Mortgage, and the term “Mortgagor” means each “Mortgagor” as defined in any Mortgage. Each Restricted Person will maintain in full force and effect all oil, gas or mineral leases, contracts, servitudes and other agreements forming a part of any Oil and Gas Property, to the extent the same cover or otherwise relate to such Oil and Gas Property, and each Restricted Person will timely perform all of its obligations thereunder. Each Restricted Person will properly and timely pay all rents, royalties and other payments due and payable under any such leases, contracts, servitudes and other agreements, or under the Permitted Liens, or otherwise attendant to its ownership or operation of any Oil and Gas Property. Each Restricted Person will promptly notify Administrative Agent of any claim (or any conclusion by such Restricted Person) that such Restricted Person is obligated to account for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to such Restricted Person than proceeds received by Restricted Person (calculated at the well) from sale of production. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 6.19 Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Restricted Persons are and will be assigning to Administrative Agent and Lenders all of the “Production Proceeds” (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred, Restricted Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Administrative Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Administrative Agent to collect other Production Proceeds thereafter.

ARTICLE VII - Negative Covenants of Borrowers

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrowers, and to induce each Lender to enter into this Agreement and make the Loans, each Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

Section 7.1 Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a) the Obligations.

(b) Indebtedness in respect of Hedging Contracts permitted under Section 7.4.

(c) Notwithstanding Section 7.8 of this Agreement, Indebtedness in respect of expenses incurred in the ordinary course of business, not to exceed $1,000,000 in any Fiscal Year.

Section 7.2 Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents, the following (“Permitted Liens”):

(a) Liens which secure Obligations only.

(b) statutory Liens for taxes, statutory mechanics’ and materialmen’s Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7.

(c) pledges or deposits made of assets which are not Collateral to secure payment of worker’s compensation insurance (or to participate in any fund in connection with worker’s compensation insurance), unemployment insurance, pensions or social security programs or similar legislation.

(d) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which are violated by existing or proposed structures or land use.

(e) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

(f) Liens encumbering property securing the Indebtedness permitted under Section 7.1.(c).

(g) Liens created pursuant to operating agreements, provided such Liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7.

Section 7.3 Weighted-Average Payable Maturity. The weighted-average maturity of all obligations and liabilities of Borrowers incurred on ordinary terms to vendors, suppliers and other Persons providing goods and services used by Borrowers in the ordinary course of business shall not exceed 75 days at any time.

Section 7.4 Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except (A) the Existing Hedging Contracts and (B) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons, provided that at all times: (1) no such contract fixes a price for a term of more than twenty-four (24) months; (2) the aggregate monthly production covered by such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent and excluding for purposes of this clause (2) any contracts that do not require any Restricted Person to deliver hydrocarbons) for any single month does not in the aggregate exceed the greater of (a) 80% of Restricted Persons’ Proved Developed Producing Reserves or (b) 60% of Restricted Persons’ Risked Proved Reserves (as defined below); (3) no such contract requires any Restricted Person to put up money, assets, any letter of credit other than the Letters of Credit issued under this Agreement, or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder; (4) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency, is an investment grade-rated industry participant or has provided a letter of credit in form and amount satisfactory to Administrative Agent and that is issued by a letter of credit issuer satisfactory to Administrative Agent; and (5) at the time any Restricted Person entered into such contract, the Borrowers’ Adjusted Working Capital was not less than $20,000,000. As used in this subsection, the terms “Restricted Persons’ Risked Proved Reserves” means, as of any date, the sum of (a) 100% of Restricted Persons’ Proved Developed Producing Reserves, plus (b) 75% of Restricted Persons’ Proved Developed Nonproducing Reserves, plus (c) 50% of Restricted Persons’ Proved Undeveloped Reserves; in each case, as such Proved Reserves are projected in the most recent report delivered pursuant to Section 6.2(c), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports satisfactory to Administrative Agent. As used in this Section 7.4, the term “Adjusted Working Capital” means, as of any date of determination, the sum of (i) Borrowers’ Consolidated current assets, excluding any assets from the application of Statement of Financial Accounting Standards No. 133 minus Borrowers’ Consolidated current liabilities (in each case as determined in accordance with GAAP), excluding any liabilities arising from the application of Statement of Financial Accounting Standards No. 133 and asset retirement obligations plus (ii) the amount of availability as of such date under the Borrowing Base.

Section 7.5 Limitation on Mergers, Issuances of Securities. No Restricted Person will merge or consolidate with or into any other Person, except that any Subsidiary of a Borrower may be merged into or consolidated with (a) another Subsidiary of such Borrower, so long as a Guarantor is the surviving business entity, or (b) such Borrower so long as such Borrower is the surviving business entity. No Subsidiary of any Restricted Person which is a partnership will allow any diminution of such Restricted Person’s interest (direct or indirect) therein. Neither Borrower will issue any securities other than shares of its common or preferred stock and any options or warrants giving the holders thereof only the right to acquire such shares. Administrative Agent hereby agrees that Borrowers may use the proceeds of the issuance of such shares or such options and warrants as Borrowers shall determine within its reasonable discretion. No Subsidiary of either Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to such Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of either Borrower which is a partnership will allow any diminution of such Borrower’s interest (direct or indirect) therein.

Section 7.6 Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate, except as allowed in Section 7.2, or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except, to the extent not otherwise forbidden under the Security Documents:

(a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

(b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

(c) Oil and Gas Properties and interests or other assets, which (i) are sold for fair consideration, (ii) have an aggregate value less than ten percent (10%) of the Borrowing Base in effect at the time of such sale, and (iii) are not Collateral at the time of such sale.

(d) Oil and Gas Properties which are sold for fair consideration to a Person who is not an Affiliate and have an aggregate Present Value included in the Borrowing Base of less than $5,000,000 in any fiscal year.

Section 7.7 Limitation on Dividends and Redemptions. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, except for the Permitted Distributions, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, except for the Permitted Buy-Back.

Section 7.8 Limitation on Investments and New Businesses. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other Investments in any Person, other than Cash Equivalents, or (iv) make any significant acquisitions or Investments in any properties other than oil and gas properties.

Section 7.9 Limitation on Credit Extensions. Except for Cash Equivalents, no Restricted Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

Section 7.10 Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates.

Section 7.11 Prohibited Contracts. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Restricted Person to: (i) pay dividends or make other distributions to either Borrower, (ii) to redeem equity interests held in it by either Borrower, (iii) to repay loans and other indebtedness owing by it to either Borrower, or (iv) to transfer any of its assets to either Borrower. No Restricted Person will enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Administrative Agent or any Lender under or acquired pursuant to any Security Documents. Borrowers will not amend or modify any contract for gas gathering or processing services, other than administrative changes that do not change the material value or term of such contract. No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA.

Section 7.12 Subsidiaries. Borrowers shall not create or own any Subsidiary without the prior consent of Majority Lenders. Other than the Subsidiaries set forth on the Disclosure Schedule, no Guarantor shall create or own any Subsidiary without the prior consent of Majority Lenders.

Section 7.13 Current Ratio. The ratio of RAAM’s Consolidated current assets to RAAM’s Consolidated current Liabilities will never be less than 1.0 to 1.0. For purposes of this Section, (i) the undrawn portion of the Borrowing Base then available shall be treated as a current asset as if funded and assets arising from the application of Statement of Financial Accounting Standards No. 133 shall be excluded from current assets, and (ii) the current portion of the Loans, liabilities arising from the application of Statement of Financial Accounting Standards No. 133 and asset retirement obligations of the Restricted Persons shall be excluded from current Liabilities.

Section 7.14 Interest Coverage Ratio. As of the end of each Fiscal Quarter, the ratio of RAAM’s Consolidated EBITDA for the four immediately preceding consecutive Fiscal Quarters to RAAM’s Consolidated Interest Charges for such period shall never be less than (a) 2.5 to 1.0.

For purposes of this section, the term “RAAM’s Consolidated EBITDA” means the sum of (i) RAAM’s Consolidated earnings (or loss), after deduction of all expenses and other charges other than interest, income tax and exploration expenses plus (ii) amounts deducted in the computation of such Consolidated earnings (or loss) for depreciation, amortization and other non-cash items. For purposes of this section, the term “RAAM’s Consolidated Interest Charges” means the aggregate amount of interest treated as an expense or capitalized on RAAM’s Consolidated financial statements.

Section 7.15 General and Administrative Expenses. For any four-Fiscal Quarter period, the aggregate amount of general and administrative expenses incurred by Borrowers shall not exceed 20% of gross revenue for such four-Fiscal Quarter period.

ARTICLE VIII - Events of Default and Remedies

Section 8.1 Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) Any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five (5) Business Days after the same becomes due;

(c) Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

(e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to Borrowers;

(f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made and such misrepresentation could cause a Material Adverse Change (as determined by Administrative Agent in its sole and absolute discretion), or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

(g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrowers on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

(h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $250,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

(i) Either (i) any “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) in excess of $250,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than $250,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount);

(j) Any Restricted Person:

(i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally not paying (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action authorizing any of the foregoing; or

(iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000 (not covered by insurance satisfactory to

Administrative Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

(k) Any Change of Control occurs; and

(1) Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to either Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of LC Issuer to issue any Letter of Credit shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may, and upon written instructions from Majority Lenders, shall, without notice to Borrowers or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder and terminate any obligation of LC Issuer to issue any Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers and each Restricted Person who at any time ratifies or approves this Agreement. Upon any acceleration (whether automatic or due to declaration), any obligation of any Lender to make any further Loans and any obligation of LC Issuer to issue any Letters of Credit shall be permanently terminated.

Section 8.2 Remedies. If any Default shall occur and be continuing, each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

Section 8.3 Application of Proceeds after Acceleration. Except as otherwise provided in the Security Documents with respect to application of proceeds to any reimbursements due Administrative Agent thereunder, if Administrative Agent collects or receives money pursuant to the Loan Documents after the acceleration of the Obligations as provided in Section 8.1, Administrative Agent shall promptly distribute all money so collected or received:

(a) first to any reimbursements due Administrative Agent hereunder; and

(b) then ratably to the payment of the Obligations, including LC Obligations, (and among the outstanding Obligations in the manner provided in Section 3.1), and the Lender Hedging Obligations, until such Obligations and Lender Hedging Obligations are paid in full.

Administrative Agent shall have no responsibility to determine the existence or amount of Lender Hedging Obligations and may reserve from the application of amounts under this Section amounts distributable in respect of Lender Hedging Obligations until it has received evidence satisfactory to it of the existence and amount of such Lender Hedging Obligations.

ARTICLE IX - Administrative Agent

Section 9.1 Appointment and Authority; Information. Each of the Lenders and LC Issuer hereby irrevocably appoints Union Bank, N.A. to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders, and LC Issuer, and neither Borrowers nor any other Restricted Person shall have rights as a third party beneficiary of any of such provisions.

Administrative Agent agrees to deliver, at Borrowers’ expense, to each Lender a copy of each material Security Document. Administrative Agent agrees that it will from time to time deliver to each Lender all information regarding the Obligations that is in the possession of Administrative Agent and typically provided by an administrative agent to the lenders in a syndicated credit facility.

Section 9.2 Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrowers, a Lender, or LC Issuer.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Section 9.3 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or LC Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or LC Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or LC Issuer prior to the making of such Loan or the issuance of a Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.4 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and LC Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and LC Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.5 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.6 Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker’s lien, set off, or counterclaim against Borrowers or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrowers expressly consent to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

Section 9.7 Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, Administrative Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment All moneys received by Administrative

Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender Party) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

Section 9.8 Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders, LC Issuer and Borrowers. Upon receipt of any such notice of resignation, Majority Lenders shall have the right, in consultation with Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and LC Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if Administrative Agent shall notify Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of the Lenders or LC Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as Majority Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.9 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

ARTICLE X - Miscellaneous

Section 10.1 Waivers and Amendments; Acknowledgements.

(a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is a Borrower, by such Borrower, (ii) if such party is Administrative Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Notes, (4) extend the Maturity Date, waive the provisions of Section 2.10(c) or postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of “Majority Lenders” or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrowers from their obligation to pay such Lender’s Notes, (7) increase or decrease the Borrowing Base, (8) release all or substantially all of the Collateral, (9) release any guaranty that guarantees the payment of any part of the Obligations or the Lending Hedging Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents, or (10) amend this Section 10.1(a).

(b) Acknowledgements and Admissions. Each Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Lorn Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward either Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrowers and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, provided that, solely for purposes of Section 10.5(f) Administrative Agent shall act as Administrative Agent of Borrower in maintaining the Register as set forth therein, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender, (vii) Administrative Agent is not Borrowers’ Administrative Agent, but Administrative Agent for Lenders, provided that, solely for purposes of Section 10.5(f) Administrative Agent shall act as Administrative Agent of Borrower in maintaining the Register as set forth therein, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrowers are not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender’s property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

(d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.2 Survival of Agreements; Cumulative Nature. All of Restricted Persons’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to Borrowers are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrowers or agreements and covenants of Borrowers under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 10.3 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrowers or any other Restricted Person, Administrative Agent or LC Issuer; to the address, telecopier number, electronic mail address or telephone number specified for such person on the signature pages hereto;

(ii) if to any other Lender Party, to it at its address, telecopier number, electronic mail address or telephone number as specified on the Lenders Schedule.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or LC Issuer pursuant to Article II if such Lender or LC Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such

Article by electronic communication. Administrative Agent, Borrowers or any other Restricted Person may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of Borrowers, any other Restricted Party, and Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender Party may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrowers and Administrative Agent.

Section 10.4 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by LC Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or LC Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent) any Lender or LC Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans on Letters of Credit.

(b) Indemnification by Borrowers. Borrowers shall jointly and severally indemnify Administrative Agent (and any sub-agent thereof) each Lender and LC Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee and LC Issuer), and shall jointly and severally indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrowers or any other Restricted Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrowers, and regardless of whether any Indemnitee is a party thereto. THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by them to Administrative Agent (or any sub-agent thereof), LC Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), LC Issuer or such Related Party, as the case may be, such Lender’s Percentage share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), or LC Issuer in its capacity as such or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or LC Issuer in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

Section 10.5 Successors and Assigns; Joint and Several Liability.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrowers nor any other Restricted Party may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its commitment and the Loans at the time owing to it); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the commitment assigned;

(iii) any assignment of a commitment must be approved by Administrative Agent and LC Issuer unless the Person that is the proposed assignee is itself a Lender with a commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with the Note subject to such assignment and a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.2, 3.4, 3.5 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in Los Angeles, California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrowers, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to any Person (other than a natural person or Borrowers or any of Borrowers’ Affiliates or Subsidiaries), (each, a

“Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent and the Lenders and LC Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the fifth sentence of Section 10.1(a) that affects such Participant. Subject to paragraph (e) of this Section, Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 6.14 as though it were a Lender, provided such Participant agrees to be subject to Section 9.6 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.2 and 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.5 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.5(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Joint and Several Liability. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities.

Section 10.6 Confidentiality. Each of Administrative Agent, the Lenders and LC Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the

extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrowers and their obligations, (g) with the consent of Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, LC Issuer, or any of their respective Affiliates on a nonconfidential basis from a source other than Borrowers.

For purposes of this Section, “Information” means all information received from Borrowers or any of their Subsidiaries relating to Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or LC Issuer on a nonconfidential basis prior to disclosure by Borrowers or any of their Subsidiaries, provided that, in the case of information received from Borrowers or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.7 Governing Law; Submission to Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTES. THE OBLIGATIONS OF BORROWERS FOR PAYMENT OR ALL AMOUNTS DUE UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE IN LOS ANGELES, CALIFORNIA, AND ALL OTHER OBLIGATIONS OF BORROWERS UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS ALL PERFORMABLE IN DALLAS COUNTY, TEXAS.

(a) BORROWERS AND EACH OTHER RESTRICTED PERSON IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR LC ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWERS OR ANY OTHER RESTRICTED PERSON OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER RESTRICTED PERSON IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.8 Limitation on Interest. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to Borrowers or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge or receive the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term “applicable Law” means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

Section 10.9 Termination; Limited Survival. In their sole and absolute discretion Borrowers may at any time that no Obligations (other than indemnity obligations and similar obligations that survive the termination of this Agreement for which no notice of a claim has been received by Borrowers) are owing elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no such Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through Section 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrowers, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

Section 10.10 Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 10.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in

Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12 Waiver of Jury Trial, Punitive Damages, etc. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES,” AS DEFINED BELOW. EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Section 10.13 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the Act.

Section 10.14 Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement, and from and after the date hereof, the terms and provisions of the Existing Credit Agreement shall be superseded by the terms and provisions of this Agreement. Borrowers hereby agree that (i) the existing Indebtedness, all accrued and unpaid interest thereon, and all accrued and unpaid fees under the Existing Credit Agreement shall be deemed to be Indebtedness of Borrowers outstanding under and governed by this Agreement and (ii) all Liens securing the existing Indebtedness shall continue in full force and effect to secure the Obligations.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

CENTURY EXPLORATION NEW ORLEANS, INC., Borrower

By:	/s/ Jeffrey T. Craycraft
Jeffrey T. Craycraft
Treasurer

CENTURY EXPLORATION HOUSTON, INC., Borrower

By:	/s/ Jeffrey T. Craycraft
Jeffrey T. Craycraft
Treasurer

Address: 1537 Bull Lea Road Lexington, Kentucky 40511 Telephone: (859) 253-1300 Telecopy: (859) 281-6066

UNION BANK, N.A. Administrative Agent and Lender

By:	/s/ Damien Meiburger
Name:	Damien Meiburger
Title:	Senior Vice President

Address: 500 North Akard 4200 Lincoln Plaza Dallas, Texas 75201 Attention: Damien Meiburger Telephone: (214) 922-4200 Facsimile: (214) 922-4209

CAPITAL ONE, NATIONAL ASSOCIATION, Lender

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President

Address: 5718 Westheimer, Suite 1430 Houston, Texas 77057 Attention: Eric Broussard Telephone: (713) 435-5278 Facsimile: (713) 435-5106

REGIONS BANK, Lender

By:	/s/ William A. Philipp
Name:	William A. Philipp
Title:	Vice President

Address: P.O. Box 23146 Jackson, Mississippi 35215-3146 Attention: Bill Philipp Telephone: (601) 354-8229 Facsimile: (601) 354-8563

FORTIS CAPITAL CORP., Lender

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

Address: 15455 N. Dallas Parkway, Suite 1400 Addison, Texas 75001 Attention: Scott Myatt Telephone: (214) 866-2522 Facsimile: (214) 754-5983

NATIXIS

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Managing Director

By:	/s/ Liana Tchernysheva
Liana Tchernysheva
Director

Address: 333 Clay Street, Suite 4340 Houston, Texas 77002 Attention: Donovan C. Broussard Telephone: (713) 759-0973 Facsimile: (713) 571-6167

SCHEDULE 1

DISCLOSURE SCHEDULE

To supplement the following sections of the Agreement of which this Schedule is a part, Borrowers hereby make the disclosures set forth on the attached:

ORGANIZATION AND GOOD STANDING

DISCLOSURE SCHEDULE 5.2

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N.A.

(as “Administrative Agent”)

No Disclosure

INITIAL FINANCIAL STATEMENTS

DISCLOSURE SCHEDULE 5.6

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N.A.

(as “Administrative Agent”)

There has been no Material Adverse Change

OTHER OBLIGATIONS

DISCLOSURE SCHEDULE 5.7

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N.A.

(as “Administrative Agent”)

No Disclosure

LITIGATION

DISCLOSURE SCHEDULE 5.9

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N.A.

(as “Administrative Agent”)

No Disclosure

LABOR DISPUTES

DISCLOSURE SCHEDULE 5.10

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N.A.

(as “Administrative Agent”)

No Disclosure

ERISA PLANS

DISCLOSURE SCHEDULE 5.11

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N. A.

(as “Administrative Agent”)

No Disclosure

ENVIRONMENTAL

DISCLOSURE SCHEDULE 5.12

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N. A.

(as “Administrative Agent”)

NO DISCLOSURE

NAMES AND PLACES OF BUSINESS

DISCLOSURE SCHEDULE 5.13

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N. A.

(as “Administrative Agent”)

RAAM Global Energy Company

1537 Bull Lea Road, Suite 200

Lexington, KY 40511

Windstar Energy, LLC

1537 Bull Lea Road, Suite 200

Lexington, KY 40511

Sita Energy, LLC

1537 Bull Lea Road, Suite 200

Lexington, KY 40511

Century Exploration Resources, Inc.

1537 Bull Lea Road, Suite 200

Lexington, KY 40511

Century Exploration New Orleans, Inc.

Three Lakeway Center, Suite 2800

Metairie, LA 70002

Century Exploration Houston, Inc.

10210 Grogan’s Mill Road, Suite 300

The Woodlands, TX 77380

BUSINESS SUBSIDIARIES

DISCLOSURE SCHEDULE 5.14

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N.A.

(as “Administrative Agent”)

1.	Century Exploration Resources participates in a joint venture named Concorde Energy LLC, in which Resources owns 20% of the Concorde’s LLC units.

TITLE

DISCLOSURE SCHEDULE 5.18

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N.A.

(as “Administrative Agent”)

No Disclosure

SALE OF PROPERTIES

DISCLOSURE SCHEDULE 5.22

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CENTURY EXPLORATION NEW ORLEANS, INC.

CENTURY EXPLORATION HOUSTON, INC.

(as “Borrowers”)

AND

UNION BANK, N.A.

(as “Administrative Agent”)

1.	While no imbalance is material, the Borrowers have gas imbalances between the working interest owners as shown on the attached schedule.

SCHEDULE 2

SECURITY SCHEDULE

1)	Second Amended and Restated Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 4, 2009, given by CNO for the benefit of Administrative Agent and Lenders.

2)	Second Amended and Restated Security Agreement dated as of September 4, 2009, executed by CEH for the benefit of Administrative Agent and Lenders.

3)	Financing Statements naming Borrowers as debtor and Administrative Agent as secured party covering all assets of Borrowers.

4)	Second Amended and Restated Guaranty dated as of September 4, 2009 executed by RAAM for the benefit of Administrative Agent and Lenders.

5)	First Amended and Restated Guaranty dated as of September 4, 2009, executed by Windstar Energy, LLC, Sita Energy, LLC and Century Exploration Resources, Inc. for the benefit of Administrative Agent and Lenders.

6)	Act of Mortgage, Assignment, Security Agreement, Future Filing and Financing Statement dated as of April 17, 2009, executed by Windstar Energy, LLC, Sita Energy, LLC, RAAM and Century Exploration Resources, Inc. for the benefit of Administrative Agent and Lenders, as amended by the First Amendment and Notice of Reinscription to Act of Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of September 4, 2009.

SCHEDULE 3

INSURANCE SCHEDULE

SCHEDULE 4

LENDER SCHEDULE

Union Bank, N.A. 500 North Akard 4200 Lincoln Plaza Dallas, Texas 75201 Tel: (214) 922-4200 Fax: (214) 922-4209	22.30769231%	$44,615,384.62

Capital One, National Association 5718 Westheimer, Suite 1430 Houston, Texas 77057 Tel: (713) 435-5278 Fax: (713) 435-5106	21.15384615%	$42,307,692.30

Regions Bank 1900 5th Avenue No. Birmingham, Alabama 35203 Tel: (205) 420-7937 Fax: (205) 264-5003	21.15384615%	$42,307,692.30

Fortis Capital Corp. 15455 N. Dallas Parkway, Suite 1400 Addison, Texas 75001 Tel: (214) 866-2522 Fax: (214) 754-5983	20.00000000%	$40,000,000.00

Natixis 8333 Clay Street, Suite 4340 Houston, Texas 77002 Tel: (713) 759-9409 Fax: (713) 583-7745	15.38461539%	$30,769,230.78

EXHIBIT A

PROMISSORY NOTE

$	Dallas, Texas	, 200

FOR VALUE RECEIVED, the undersigned, Century Exploration New Orleans, Inc., a Delaware corporation, and Century Exploration Houston, Inc., a Delaware corporation (herein collectively called “Borrowers”), hereby jointly and severally promise to pay to the order of ___________________________________, (herein called “Lender”), the principal sum of _________________ ($____________), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrowers pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Administrative Agent under the Credit Agreement, 445 South Figueroa Street, Los Angeles, California 90071, or at such other place as from time to time may be designated by the holder of this Note.

This Note (a) is issued and delivered under that certain Third Amended and Restated Credit Agreement dated as of September 4, 2009, among Borrowers, Union Bank, N.A., as Administrative Agent, and the Lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the “Credit Agreement”), and is a “Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Note shall be due and payable in full on the Maturity Date.

Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term “applicable Law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

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If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrowers and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrowers and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARDS TO PRINCIPLES OF CONFLICTS OF LAW) EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

CENTURY EXPLORATION NEW ORLEANS, INC.

By:
Name:
Title:

CENTURY EXPLORATION HOUSTON, INC.

By:
Name:
Title:

2

EXHIBIT B

BORROWING NOTICE

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of September 4, 2009 (as from time to time amended, the “Agreement”), by and among Century Exploration New Orleans, Inc., a Delaware corporation, and Century Exploration Houston, Inc., a Delaware corporation (collectively “Borrowers”), Union Bank, N.A., as Administrative Agent, and certain financial institutions (“Lenders”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrowers hereby request a Borrowing of new Loans to be advanced pursuant to Section 2.1 of the Agreement as follows:

Aggregate amount of Borrowing:	$	___________________

Type of Loans in Borrowing:

Date on which Loans are to be advanced:		___________________

Length of Interest Period for Eurodollar Loans (1, 2, or 3 months):		____________ Months

If combined with existing Loans, see attached Continuation/Conversion Notice.

To induce Lenders to make such Loans, each Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

(a) The officer of such Borrower signing this instrument is the duly elected, qualified and acting officer of such Borrower as indicated below such officer’s signature hereto having all necessary authority to act for such Borrower in making the request herein contained.

(b) The representations and warranties of Restricted Persons set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof, except for any such representation or warranty that expressly applies to a specified earlier date, in which case such representation or warranty shall have been true in all material respects on and as of such earlier date.

(c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrowers’ receipt and application of the Borrowing requested hereby. Borrowers will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

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(d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, each Restricted Person has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by such Restricted Person on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

(e) Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

IN WITNESS WHEREOF, this instrument is executed on behalf of Borrowers by the undersigned in his capacity as an officer of Borrowers as of ______________, 20__.

CENTURY EXPLORATION NEW ORLEANS, INC.

By:
Name:
Title:

CENTURY EXPLORATION HOUSTON, INC.

By:
Name:
Title:

2

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of September 4, 2009 (as from time to time amended, the “Agreement”), by and among Century Exploration New Orleans, Inc., a Delaware corporation, and Century Exploration Houston, Inc., a Delaware corporation (collectively “Borrowers”), Union Bank, N.A., as Administrative Agent, and the lenders referred to therein (“Lenders”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrowers hereby request a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

Existing Borrowing(s) to be continued or converted:

$______________ of Eurodollar Loans with Interest Period ending

______________

$______________ of Base Rate Loans

If being combined with new Loans, $ ______________ of new Loans to be advanced on ______________.

Aggregate amount of new Borrowing:	$	________________

Type of Loans in new Borrowing:		________________

Date of continuation or conversion:		________________

Length of Interest Period for Eurodollar Loans (1, 2, or 3 months):		__________ months

To meet the conditions set out in the Agreement for such conversion/continuation, each Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

(a) The officer of such Borrower signing this instrument is the duly elected, qualified and acting officer of such Borrower as indicated below such officer’s signature hereto having all necessary authority to act for such Borrower in making the request herein contained.

(b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

(c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other

1

means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrowers signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrowers are true, correct and complete.

IN WITNESS WHEREOF this instrument is executed as of _______________________.

CENTURY EXPLORATION NEW ORLEANS, INC.

By:
Name:
Title:

CENTURY EXPLORATION HOUSTON, INC.

By:
Name:
Title:

2

EXHIBIT D

CERTIFICATE ACCOMPANYING

FINANCIAL STATEMENTS

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of September 4, 2009 (as from time to time amended, the “Agreement”), by and among Century Exploration New Orleans, Inc. and Century Exploration Houston, Inc. (collectively, “Borrowers”), Union Bank, N.A., as Administrative Agent, and certain financial institutions (“Lenders”), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrowers are furnishing to Administrative Agent and each Lender [each Borrower’s] [RAAM’s] *[audited/unaudited] financial statements (the “Financial Statements”) as at _________________ (the “Reporting Date”). Each Borrower hereby represents, warrants, and acknowledges to Administrative Agent and each Lender that:

(a) the officer of such Borrower signing this instrument is the duly elected, qualified and acting _________________ of such Borrower and as such is such Borrower’s chief financial officer;

(b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

(c) attached hereto is a Schedule of Calculations showing Borrowers’ [compliance/non-compliance] as of the Reporting Date with the requirements of Sections 7.3, 7.13, 7.14 and 7.15 of the Agreement.

(d) on the Reporting Date, Borrowers were, and on the date hereof Borrowers are, in full compliance with the disclosure requirements of Section 6.4(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) _________________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto],

(e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrowers set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

The officer of Borrowers signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrowers and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

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IN WITNESS WHEREOF, this instrument is executed on behalf of Borrowers by the undersigned in his capacity as an officer of Borrowers as of ______________, 20____.

CENTURY EXPLORATION NEW ORLEANS, INC.

By:
Name:
Title:

CENTURY EXPLORATION HOUSTON, INC.

By:
Name:
Title:

2

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below (including, without limitation, any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor: ________________________________

2. Assignee: ________________________________

[and is an Affiliate/Approved Fund of [identify Lender]]

3. Borrowers: Century Exploration New Orleans, Inc. and Century Exploration Houston, Inc.

4. Administrative Agent: Union Bank, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: The Third Amended and Restated Credit Agreement dated as of September 4, 2009 among Century Exploration New Orleans, Inc., Century Exploration Houston, Inc., the Lenders from time to time party thereto, Union Bank, N.A., as Administrative Agent, and the other agents parties thereto.

1

6. Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[2]	Percentage Assigned of Commitment/Loans[3]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

7. [Trade Date: _________________________]

Effective Date: ___________________, 20 ___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Accepted:

UNION BANK, N.A.,
as Administrative Agent

By:
Title

[1]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least nine decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement) as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (iv) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

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3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Texas.

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